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                                                                  EXHIBIT 10.48


                              TERMINATION AGREEMENT

         This TERMINATION AGREEMENT (this "Termination Agreement") is entered into as of March 30, 1999 between Helix Management Company II, LLC, a California limited liability company ("Helix"), and Kellstrom Industries, Inc., a Delaware corporation ("Kellstrom").

                                    RECITALS

         Helix and Kellstrom are parties to that certain Engagement Agreement dated as of March 28, 1997 (as amended, the "Engagement Agreement") pursuant to which Helix has served as Kellstrom's exclusive merger and acquisition and principal financial advisor, and has, among other things, assisted Kellstrom in evaluating, structuring, negotiating and completing a series of significant transactions which have been critical to the growth and development of Kellstrom. Kellstrom has decided that it is in the best interests of its shareholders to internalize the services which have been provided by Helix under the Engagement Agreement, and the parties desire to set forth the terms on which they have agreed to terminate the Engagement Agreement.

                               TERMS OF AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereby agree as follows:

         1. DEFINITIONS. All defined terms used herein without definition shall have the meanings ascribed to them in the Engagement Agreement.

         2. TERMINATION OF ENGAGEMENT AGREEMENT. Subject to the terms of this Termination Agreement, the parties agree that the Engagement Agreement shall terminate effective as of the date first written above (the "Termination Date"). Except as expressly set forth herein, each of the provisions of the Engagement Agreement (including without limitation, Sections 2.3 and 2.8) shall terminate and be of no further force and effect following the Termination Date.

         3. PAYMENT OF PREVIOUSLY EARNED FEES. Notwithstanding anything to the contrary set forth herein, Kellstrom shall pay to Helix the following fees which have previously been earned by it under the terms of the Engagement Agreement:

                  (a) Kellstrom shall pay to Helix the unpaid portion of any monthly retainer required to be paid by it under Section 2.3.1 of the Engagement Agreement through the Termination Date, prorated for any partial month.

                  (b) Kellstrom shall reimburse Helix in accordance with the terms of the Engagement Agreement for any reasonable and actual out-of-pocket expenses incurred by




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         it prior to the Termination Date in connection with the provision of services under the Engagement Agreement.

                  (c) Kellstrom shall pay to Helix the balance of any success fees required to be paid by it under Section 2.3.3 of the Engagement Agreement on account of the acquisition of Aero Support USA, Inc. and Integrated Technology Corp., each of which were completed by Kellstrom on or prior to the Termination Date.

                  (d) Kellstrom shall pay to Helix the success fees required to be paid by it under Section 2.3.3 of the Helix Agreement on account of the acquisition of Certified Aircraft Parts, Inc. which has been signed by Kellstrom prior to the Termination Date and in which Helix has provided significant assistance.

         4. WAIVER OF FURTHER HELIX RIGHTS. Notwithstanding anything to the contrary set forth herein, Helix hereby agrees to waive the following rights which it has under the terms of the Engagement Agreement:

                  (a) Helix hereby waives the right to receive at least ninety
         (90) days notice (the "Termination Notice Period") prior to the termination of the Engagement Agreement.

                  (b) Helix hereby waives the right to receive the monthly retainer fee required to be paid to it under Section 2.3.1 of the Engagement Agreement during the Termination Notice Period.

                  (c) Helix hereby waives the right to receive a success fee required to be paid to it under Section 2.3.3 of the Engagement Agreement on account of any Transaction undertaken by Kellstrom within one year following the Termination Date with a party introduced by or that was in contact with Helix within the term of the Engagement Agreement, except as expressly agreed to be paid under Section 3 above.

         5. SURVIVAL. Helix and Kellstrom agree that notwithstanding anything to the contrary set forth herein, Sections 2.5 and 2.6 of the Engagement Agreement shall survive termination thereof and remain in full force and effect following the Termination Date.

         6. TRANSITION. Helix agrees that it will, for no additional consideration, provide to Kellstrom following the Termination Date such assistance (including, without limitation, access to its employees and members and copies of its records and files) as shall be reasonably requested by Kellstrom in effecting an orderly transition in the services provided by Helix under the Engagement Agreement.

         7. RELEASE. Except as expressly provided for herein, Kellstrom and Helix hereby release and forever discharge each other, including their respective officers, directors, shareholders, members, employees, representatives, agents, contractors, subsidiaries, affiliates, heirs, personal representatives, successors and assigns, from any and all manner of action and actions, cause and



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causes of action, suits, debts, sums of money, accounts, reckonings, covenants, warranties, obligations, agreements, contracts, promises, damages, claims and demands whatsoever, in law or in equity, which either party ever had, now has, or may have in the future, which any personal representative, successor, heir or assign of either party hereafter can, shall or may have against the other party (whether known or unknown as of the date hereof), accruing or arising, directly or indirectly, in whole or in part, for, upon or by reason of the obligations of either under the Engagement Agreement.

         8.       MISCELLANEOUS.

                  (a) This Termination Agreement shall be governed by and construed in accordance with the laws of the State of Florida and the federal laws of the United States of America applicable therein. Any controversy or claim arising out of or relating to this Termination Agreement shall be settled by arbitration in accordance with the rules of the American Arbitration Association and judgment upon an award in connection therewith may be entered in any court of competent jurisdiction.

                  (b) The captions of this Termination Agreement are not part of the provisions hereof and shall have no force or effect.

                  (c) All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been given if sent by facsimile transmission, delivered by overnight or other carrier service, or mailed, certified first class mail, postage prepaid, return receipt requested, to the parties hereto at the following addresses:

                  If to Kellstrom, to:

                           Kellstrom Industries, Inc.
                           1100 International Parkway
                           Sunrise, Florida 33323
                           Attn: Michael W. Wallace, Chief Financial Officer
                           Telecopier: (954) 858-2449

                  If to Helix, to:

                           Helix Management Company II, LLC
                           98 Battery Street, Suite 600
                           San Francisco, CA 94111
                           Attention: Yoav Stern, Managing Member
                           Telecopier:  (415) 956-9951

         or to such other address as either party shall have furnished to the other in accordance herewith.



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                  (d) The invalidity or unenforceability of any provision of this Termination Agreement shall not affect the validity or enforceability of any other provision of this Termination Agreement.

                  (e) No provision of this Termination Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing by the party against whom the same is sought to be enforced and no failure by either party to enforce its rights hereunder shall, except as mentioned above, be deemed a waiver of such right. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any provision of this Termination Agreement to be performed by such other party shall be deemed to be a waiver of a similar or dissimilar provision hereof of the same or any prior or subsequent time.

                  (f) This Termination Agreement embodies the entire agreement between Kellstrom and Helix and supersedes all prior agreements and understandings, oral or written, with respect to the subject matter hereof, including, without limitation, the Engagement Agreement. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Termination Agreement.

                  (g) This Termination Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, together, shall constitute one and the same instrument.

                  (h) All covenants, promises, conditions, representations and agreements herein contained shall be binding upon and apply and inure to the parties hereto and their respective heirs, executors, administrators, successors and assigns.


                         [Signatures On Following Page]




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         IN WITNESS WHEREOF, the parties have executed this Termination
Agreement as of the date first written above.


                                   KELLSTROM INDUSTRIES, INC.



                                   By:__________________________________________
                                      Michael W. Wallace
                                      Chief Financial Officer



                                   HELIX MANAGEMENT COMPANY II, LLC




                                   By:__________________________________________
                                      Yoav Stern
                                      Managing Member




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